As filed with the Securities and Exchange Commission on May 14, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5699	46-1942864
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street
Austin, TX 78701
(209) 651-0172

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Hilburn Davis IV
President and Chief Executive Officer
1400 Lavaca Street
Austin, TX 78701
(209) 651-0172

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Poletti Veronica Lah Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92646 (714) 312-7500	Andrew M. Tucker Nelson Mullins LLP 101 Constitution Avenue, NW Suite 900 Washington, D.C. 20001 (202) 689-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-255193

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer☐ Non-accelerated filer ☐ Smaller reporting company☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock $0.0001 par value(2)(3)(4)	471,084 shares	$4.15	$ 1,954,999*	$213.29
Warrants to purchase shares of Common Stock, par value $0.0001 per share(3)(4)(5)	--	--	--	--
Common Stock, par value $0.0001 per share underlying warrants(2)	471,084	$4.57	$2,152,854	$234.88
Underwriters’ Warrants to purchase shares of Common Stock(6)	20,482	--	--	--
Common Stock underlying Underwriters’ Warrants(2)(7)	20,482	$5.19	$106,302	$11.60
Total Registration Fee			$4,214,155	$459.77

(1) The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $24,775,000 on a registration statement on Form S-1, as amended (File No. 333-255193), which was declared effective by the Securities and Exchange Commission on May 13, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $4,214,155 is hereby registered, which includes shares of common stock and/or warrants that may be issued upon exercise of a 45-day option granted to the representative of the underwriters.

(2) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(3) Includes shares the underwriter has the option to purchase to cover over-allotments, if any.

(4) In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.

(5) There will be issued warrants to purchase one share of common stock. The Warrants are exercisable at a per share exercise price equal to 110% of the public offering price of one share of common stock.

(6) No registration fee pursuant to Rule 457(g) under the Securities Act.

(7) The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. Determined pursuant to Rule 457(g) under the Securities Act.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, for the purpose of registering the following securities of Digital Brands Group, Inc. (the “Company”): (i) 471,084 shares of common stock, $0.0001 par value (“Common Stock”), (ii) warrant to purchase shares of Common Stock, (iii) 471,084 shares of Common Stock underlying warrants, (iv) Underwriters’ Warrants to purchase shares of Common Stock, and (v) 20,482 shares of Common Stock underlying Underwriters’ Warrants. This Registration Statement relates to the offering of shares of the Company’s Common Stock contemplated by its Registration Statement on Form S-1 (File No. 333-255193), which was initially filed with the Securities and Exchange Commission on April 13, 2021, and which, as amended, was declared effective on May 13, 2021 (the “Prior Registration Statement”). This Registration Statement is filed for the sole purpose of increasing the number of securities being offered. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-255193) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of dbbmckennon for Digital Brands Group, Inc.
23.2	Consent of dbbmckennon for Harper & Jones LLC
23.3	Consent of dbbmckennon for Bailey 44, LLC
23.4	Consent of Moss Adams LLP for Bailey 44, LLC
23.5	Consent of Manatt, Phelps & Phillips (contained in Exhibit 5.1)
24	Power of Attorney (see signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon, state of California, on the 14th day of May, 2021.

DIGITAL BRANDS GROUP, INC.

By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Hilburn Davis IV his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date
/s/ John Hilburn Davis	President, Chief Executive Officer and Director	May 14, 2021
John Hilburn Davis	(Principal Executive Officer)

*	Chief Financial Officer	May 14, 2021
Reid Yeoman	Principal financial and accounting officer)

*	Director	May 14, 2021
Mark T. Lynn

*	Director	May 14, 2021
Trevor Pettennude

	Director	May 14, 2021
Jameeka Aaron

	Director	May 14, 2021
Moise Emquies

*By	Attorney-in-fact	May 14, 2021
/s/ John Hilburn Davis IV
John Hilburn Davis IV